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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

Charter One Financial, Inc.

We consent to the inclusion in and incorporation by reference in this Registration Statement of Charter One Financial, Inc. on Form S-4 of our report on the consolidated financial statements of Haverfield Corporation dated January 28, 1997, incorporated by reference in the Annual Report on Form 10-K of Haverfield Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
August 8, 1997